CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 19, 2006, relating to the financial statements and financial highlights, which appears in the October 31, 2006 Annual Report to Shareholders of Templeton Foreign Smaller Companies Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/S/PricewaterhouseCoopers LLP

San Francisco, California
February 26, 2007










  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 19, 2006, relating to the financial statements and financial highlights, which appears in the October 31, 2006 Annual Report to Shareholders of Templeton Global Long-Short Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings
"Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/S/PricewaterhouseCoopers LLP

San Francisco, California
February 26, 2007